Exhibit 10.3

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT (this “Agreement”) is made and entered into as of December 20, 2022, by and among (i) COVA Acquisition Corp., a Cayman Islands exempted company (the “SPAC”), (ii) ECARX Holdings Inc., a Cayman Islands exempted company (the “Company”), and (iii) Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as warrant agent (the “Warrant Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Warrant Agreement (as defined below) (and if such term is not defined in the Warrant Agreement, then the Merger Agreement (as defined below)).

RECITALS

WHEREAS, SPAC and the Warrant Agent are parties to that certain Warrant Agreement, dated as of February 4, 2021 (as amended, including without limitation by this Agreement, the “Warrant Agreement”), pursuant to which the Warrant Agent agreed to act as the SPAC’s warrant agent with respect to the issuance, registration, transfer, exchange, redemption and exercise of (i) warrants to purchase ordinary shares of the SPAC issued in SPAC’s initial public offering (“IPO”) (the “Public Warrants”), (ii) warrants to purchase ordinary shares underlying the units of SPAC acquired by COVA Acquisition Sponsor LLC (the “Sponsor”), in a private placement concurrent with the IPO (the “Private Placement Warrants”), and (iii) warrants to purchase ordinary shares issuable to the Sponsor or an affiliate of the Sponsor or certain officers and directors of SPAC upon conversion of up to $1,000,000 of working capital loans (the “Working Capital Warrants” and together with the Public Warrants and the Private Placement Warrants, the “Warrants”);

WHEREAS, on May 26, 2022, (i) SPAC, (ii) the Company, (iii) Ecarx Temp Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of the Company (“Merger Sub 1”), and (iv) Ecarx&Co Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of the Company (“Merger Sub 2”), entered into that certain Agreement and Plan of Merger (as it may be amended after the date hereof, the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, upon the consummation of the transactions contemplated thereby (the “Closing”), among other matters and subject to the terms and conditions thereof, (a) Merger Sub 1 will merge with and into SPAC (the “First Merger”), with SPAC being the surviving entity, and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, SPAC, in its capacity as the surviving entity of the First Merger, will merge with and into Merger Sub 2 (the “Second Merger” and together with the First Merger, collectively, the “Mergers”), with Merger Sub 2 being the surviving entity, and as a result of which, among other matters, (i) Merger Sub 2, in its capacity as the surviving entity of the Second Merger, shall remain a wholly-owned subsidiary of the Company and (ii) each SPAC Class A Ordinary Share (which includes each SPAC Class A Ordinary Share (A) issued in connection with the SPAC Class B Conversion and (B) held as a result of the Unit Separation) immediately prior to the effective time of the First Merger (the “Effective Time”) shall automatically be cancelled and cease to exist in exchange for the right to receive one newly issued, fully paid and non-assessable class A ordinary shares, par value $0.000005 per share, of the Company (together with any other securities of the Company or any successor entity issued in consideration of (including as a stock split, dividend or distribution) or in exchange for any of such securities, the “Company Class A Ordinary Shares”), all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the provisions of applicable law;

WHEREAS, upon consummation of the Mergers, as provided in the Merger Agreement and Section 4.5 of the Warrant Agreement, each of the issued and outstanding Warrants will no longer be exercisable for SPAC Ordinary Shares (as defined in the Merger Agreement) but instead will be exercisable (subject to the terms and conditions of the Warrant Agreement as amended hereby) for the same number of Company Class A Ordinary Shares at the same exercise price per share; and

WHEREAS, the Company Class A Ordinary Shares constitute an Alternative Issuance as defined in said Section 4.5 of the Warrant Agreement;

WHEREAS, all references to “Ordinary Shares” in the Warrant Agreement (including all Exhibits thereto) shall mean the Company Class A Ordinary Shares;

WHEREAS, the board of directors of SPAC has determined that the consummation of the transactions contemplated by the Merger Agreement will constitute a Business Combination (as defined in the Warrant Agreement); and

WHEREAS, in connection with the Mergers, SPAC desires to assign all of its right, title and interest in the Warrant Agreement to the Company, and the Company wishes to accept such assignment and assume all the liabilities and obligations of SPAC under the Warrant Agreement with the same force and effect as if the Company were initially a party to the Warrant Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.              Assignment and Assumption; Consent.

(a)           Assignment and Assumption. SPAC hereby assigns to the Company all of SPAC’s right, title and interest in and to the Warrant Agreement and the Warrants (each as amended hereby) as of the Effective Time. The Company hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of SPAC’s liabilities and obligations under the Warrant Agreement and the Warrants (each as amended hereby) arising from and after the Effective Time with the same force and effect as if the Company were initially a party to the Warrant Agreement.

(b)           Consent. The Warrant Agent hereby consents to the assignment of the Warrant Agreement and the Warrants by SPAC to the Company and the assumption by the Company of the SPAC’s obligations under the Warrant Agreement pursuant to Section 1(a) hereof effective as of the Effective Time, the assumption of the Warrant Agreement and Warrants by the Company from SPAC pursuant to Section 1(a) hereof effective as of the Effective Time, and to the continuation of the Warrant Agreement and Warrants in full force and effect from and after the Effective Time, subject at all times to the Warrant Agreement and Warrants (each as amended hereby) and to all of the provisions, covenants, agreements, terms and conditions of the Warrant Agreement and this Agreement.

2.             Amendments to Warrant Agreement. The parties hereto hereby agree to the following amendments to the Warrant Agreement and acknowledge and agree that the amendments to the Warrant Agreement set forth in this Section 2 (i) are necessary and desirable and do not adversely affect the rights of the Registered Holders under the Warrant Agreement in any material respect and (ii) are to provide for the delivery of Alternative Issuance pursuant to Section 4.5 of the Warrant Agreement:

(a)           Preamble and References to the “Company”. The preamble of the Warrant Agreement is hereby amended by deleting “COVA Acquisition Corp.” and replacing it with “ECARX Holdings Inc.”. As a result thereof, all references to the “Company” in the Warrant Agreement (including all exhibits thereto) shall be amended such that they refer to the Company rather than SPAC.

(b)           Recitals. The recitals on pages one and two of the Warrant Agreement are hereby deleted and replaced in their entirety as follows:

“WHEREAS, on February 4, 2021, COVA Acquisition Corp. (“COVA”) entered into that certain Private Placement Warrants Purchase Agreement with COVA Acquisition Sponsor, a Cayman Islands limited liability company, (the “Sponsor”), pursuant to which the Sponsor agreed to purchase an aggregate of 7,725,000 warrants (or up to 8,875,000 warrants if the Over-allotment Option (as defined below) in connection with the Public Offering (as defined below) is exercised in full) simultaneously with the closing of the Public Offering (and the closing of the Over-allotment Option, if applicable) bearing the legend set forth in Exhibit B hereto (the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant; and

WHEREAS, in order to finance COVA’s transaction costs in connection with an intended initial merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Company and one or more businesses, the Sponsor or an affiliate of the Sponsor or certain of COVA’s officers and directors could, but were not obligated to, loan COVA funds as COVA required, of which up to $1,000,000 of such loans may be convertible into up to an additional 1,000,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant (the “Working Capital Warrants”); and

WHEREAS, COVA consummated an initial public offering (the “Public Offering”) of units of COVA’s equity securities, each such unit comprised of one Class A ordinary share and one-half of one Public Warrant (as defined below) (the “Units”) and, in connection therewith, issued and delivered up to 15,007,500 warrants (including up to 1,957,500 warrants subject to the Over-allotment Option) to public investors in the Public Offering (the “Public Warrants” and together with the Private Placement Warrants and Working Capital Warrants, the “COVA Warrants”). Each whole COVA Warrant entitles the holder thereof to purchase one Class A ordinary share of COVA for $11.50 per share, subject to adjustment. Only whole warrants are exercisable; and

WHEREAS, COVA has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1, File No. 333-252273 (the “Registration Statement”) and prospectus (the “Prospectus”), for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of the Units, and the Public Warrants and the Class A ordinary shares included in the Units; and

WHEREAS, on May 26, 2022, (i) SPAC, (ii) the Company, (iii) Ecarx&Co Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of the Company (“Merger Sub 1”), and (iv) Ecarx Temp Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of the Company (“Merger Sub 2”), entered into that certain Agreement and Plan of Merger (as it may be amended after the date hereof, the “Merger Agreement”) and, as a result, all Class A ordinary shares of COVA shall be exchanged for the right to receive class A ordinary shares, par value $0.000005 per share, of the Company (“Company Class A Ordinary Shares”); and

WHEREAS, pursuant to the Merger Agreement and Section 4.5 of this Agreement, immediately after the First Effective Time (as defined in the Merger Agreement), each of the issued and outstanding COVA Warrants will no longer be exercisable for Ordinary Shares but instead will become exercisable (subject to the terms and conditions of this Agreement) for Company Class A Ordinary Shares (each a “Warrant” and collectively, the “Warrants”); and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:”

(c)           Detachability of Warrants. Section 2.4 of the Warrant Agreement is hereby deleted and replaced with the following: “[INTENTIONALLY OMITTED]”

(d)           Reference to Ordinary Shares. All references to “Ordinary Shares” in the Warrant Agreement (including all Exhibits thereto) shall mean Company Class A Ordinary Shares.

(e)           Reference to Business Combination. All references to “Business Combination” in the Warrant Agreement (including all Exhibits thereto) shall be references to the transactions contemplated by the Merger Agreement, and references to “the completion of the Business Combination” and all variations thereof in the Warrant Agreement (including all Exhibits thereto) shall be references to the closing of the transactions contemplated by the Merger Agreement.

(f)            Notices. Section 9.2 of the Warrant Agreement is hereby amended to delete the address of the Company for notices under the Warrant Agreement and instead add the following address for notices to the Company:

ECARX Holdings Inc.
16/F, Tower 2, China Eastern Airline Binjiang Center
277 Longlan Road
Xuhui District, Shanghai 200041
People’s Republic of China
Attention: Tony Chen
Email: tony.chen@ecarxgroup.com

with a copy (which will not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
c/o 42/F, Edinburgh Tower, The Landmark
15 Queen’s Road Central
Hong Kong
Email: julie.gao@skadden.com
Attention: Z. Julie Gao

and

Skadden, Arps, Slate, Meagher & Flom LLP
30/F, China World Office 2
No. 1, Jian Guo Men Wai Avenue
Beijing 100004, China
Email: peter.huang@skadden.com
Attention: Peter X. Huang

3.              Effectiveness. Notwithstanding anything to the contrary contained herein, this Agreement shall be expressly subject to the occurrence of and only become effective upon the Closing. In the event that the Merger Agreement is terminated for any reason in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

4.              Miscellaneous. Except as expressly provided in this Agreement, all of the terms and provisions in the Warrant Agreement are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Agreement does not constitute, directly or by implication, an amendment or waiver of any provision of the Warrant Agreement, or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein. Any reference to the Warrant Agreement in the Warrant Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith, shall hereinafter mean the Warrant Agreement as the case may be, as amended by this Agreement (or as such agreement may be further amended or modified in accordance with the terms thereof). The terms of this Agreement shall be governed by, enforced and construed and interpreted in a manner consistent with the provisions of the Warrant Agreement, as it applies to the amendments to the Warrant Agreement herein, including without limitation Section 9 of the Warrant Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed and delivered by its respective duly authorized officer as of the date first above written.

SPAC:

COVA ACQUISITION CORP.

By:	/s/ Jun Hong Heng
Name: Jun Hong Heng
Title: Chief Executive Officer

The Company:

ECARX HOLDINGS INC.

By:	/s/ SHEN Ziyu
Name: SHEN Ziyu
Title: Director

Warrant Agent:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Erika Young
Name: Erika Young
Title: Vice President, 12/20/22

[Signature Page to Assignment, Assumption and Amendment Agreement]